Exhibit 3.2
BYLAWS
OF
AFFILIATED COMPUTER SERVICES, INC.
As Amended and in Effect on
August 21, 2008

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Page
INDEMNIFICATION	12
33. Damages and Expenses	12
34. Insurance, Contracts and Funding	12

GENERAL	12
35. Fiscal Year	12
36. Seal	13
37. Reliance upon Books, Reports, and Records	13
38. Time Periods	13
39. Amendments	13
40. Certain Defined Terms	13

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STOCKHOLDERS’ MEETINGS
1. Time and Place of Meetings. All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.
2. Annual Meeting. An annual meeting of the stockholders will be held at such date and time as may be designated from time to time by the Board of Directors, at which meeting the stockholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaw 8.
3. Special Meetings. Special meetings of the stockholders may be called only by (a) the Chairman of the Board of Directors, and (b) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board of Directors. Any such request by a majority of the Whole Board of Directors must be sent to the Chairman of the Board of Directors and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.
4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
5. Inspectors. The Board of Directors may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.
6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be duly executed and filed with the Secretary. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Chairman of the Board of Directors or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by ballot, regardless of form, will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, a Preferred Stock Designation, or by law.
8. Order of Business. (a) The Chairman of the Board of Directors, or such other officer of the Company designated by a majority of the Whole Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders’ meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.
(b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Bylaw 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder in accordance with Bylaw 8(c).
(c) In order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Company. To be considered timely, a stockholder’s notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company (a) not less than 120 days nor more than 150 days before the first anniversary date of the Company’s proxy statement in connection with the last annual meeting of stockholders or (b) if no annual meeting has been called after the expiration of more than 30 days from the date for such meeting contemplated at the time of the previous year’s proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.
The Secretary of the Company will deliver any stockholder proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.
A stockholder’s notice to submit business to an annual meeting of stockholders will set forth (i) the name and address of the stockholder, (ii) the class and number of shares of stock beneficially owned by such stockholder, (iii) the name in which such shares are registered on the stock transfer books of the Company, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted, and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal will promptly provide any other information reasonably requested by the Company.
Notwithstanding the foregoing provisions of this Bylaw 8(c), a stockholder who seeks to have any proposal included in the Company’s proxy statement will comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
(d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors or a majority of the Whole Board of Directors in accordance with Bylaw 4, or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board of Directors.
(e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Bylaw will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.
DIRECTORS
9. Function. The business and affairs of the Company will be managed under the direction of its Board of Directors.
10. Number, Election, and Terms. (a) Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board of Directors. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.
(b) Notwithstanding anything contained in the Certificate of Incorporation or these Bylaws to the contrary, the term of any Director who is also an officer of the Company will terminate automatically, without any further action on the part of the Board of Directors or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Company. Notwithstanding anything contained in the Certificate of Incorporation or these Bylaws to the contrary, the affirmative vote of at least 80% of the Directors then in office will be required to amend, repeal, or adopt any provision inconsistent with this Bylaw 10(b).
11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors will be filled by the affirmative vote of the stockholders of the Company or the affirmative vote of the remaining board members, not including those filling the positions of the newly created directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors to fill a vacancy, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause will be filled for the remainder of the term of the vacating director by the affirmative vote of the stockholders of the Company, by the affirmative vote of the remaining board members (even though less than a quorum of the Board of Directors or by a sole remaining Director) or by the Chairman of the Board of the Corporation, except that if the vacancy is created with respect to a Director who at such time was also the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Executive Vice President, General Counsel, Secretary or Treasurer of the Company, then that vacancy will be filled only by the Chairman of the Board. Any Director elected in accordance with the preceding two sentences will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor is elected and qualified. No decrease in the number of Directors constituting the Board of Directors will shorten the term of an incumbent Director.
12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.
13. Nominations of Directors; Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Company.
(b) Nominations of persons for election as Directors of the Company may be made at an annual meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Bylaw 13, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Bylaw 13. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.
(c) Nominations by stockholders, if made, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice will be delivered to or mailed and received at the principal executive offices of the Company (a) with respect to an election to be held at the annual meeting of the stockholders of the Company, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, and (b) with respect to an election to be held at a special meeting of stockholders of the Company for the election of Directors, not later than the close of business on the tenth day following the date on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs.
Such stockholder’s notice to the Secretary will set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a Director if elected), and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director will furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Bylaw 13(c) and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.
The presiding officer of the meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.
Notwithstanding the foregoing provisions of this Bylaw 13(c), a stockholder will also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 13(c).
14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman of the Board of Directors or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

15. Regular Meetings. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.
16. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer on one day’s notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman of the Board of Directors or the Chief Executive Officer in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting.
17. Quorum. At all meetings of the Board of Directors, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board of Directors, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
18. Participation in Meetings by Telephone Conference. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear other, and such participation in a meeting will constitute presence in person at the meeting.
19. Committees. (a) The Board of Directors, by resolution passed by a majority of the Whole Board of Directors, may designate one or more directorate committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board of Directors may confer.
(b) Each committee of the Board of Directors will serve at the pleasure of the Board of Directors or as may be specified in any resolution from time to time adopted by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee of the Board of Directors, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(c) Except as otherwise provided in these Bylaws or by law, any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors, will have and may exercise all the powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board of Directors will have such name as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors or in the charter of the respective committee approved by the Board of Directors, a majority of the members of any committee of the Board of Directors will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all actions taken by it.
20. Compensation. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors of the Company or any of its majority-owned subsidiaries.
21. Rules. The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.
NOTICES
22. Generally.
(a) Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any Director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone.  A notice to a Director will be deemed given as follows:  (i) if given by hand delivery, orally, or by telephone, when actually received by the Director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the Director at the Director’s address appearing on the records of the Company, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the Director at the Director’s address appearing on the records of the Company, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such Director appearing on the records of the Company, (v) if sent by electronic mail, when sent to the electronic mail address for such Director appearing on the records of the Company, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such Director appearing on the records of the Company.
(b) Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the Delaware General Corporation Law.  A notice to a stockholder shall be deemed given as follows:  (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Company, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Company, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (a) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (c) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (d) if by any other form of electronic transmission, when directed to the stockholder.  A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Company.  Any such consent shall be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Company’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(c) “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.
(d) Without limiting the manner by which notice otherwise may be given effectively by the Company to stockholders, any notice to stockholders given by the Company under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Company.  Any stockholder who fails to object in writing to the Company within 60 days of having been given written notice by the Company of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(e) Whenever notice is required to be given, under the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Company is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given by the Company, under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such stockholder shall not be required.  Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder shall deliver to the Company a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated.  In the event that the action taken by the Company is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the Delaware General Corporation Law.  The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
23. Waivers. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice.  All such waivers shall be kept with the books of the Company.  Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
OFFICERS
24. Generally. The officers of the Company will be elected by the Board of Directors and will consist of a Chairman of the Board of Directors (who, if the Board of Directors so specifies, may but will not be required to be also the Chief Executive Officer), a Chief Executive Officer, a President (who may also be the Chief Executive Officer and/or Chief Operating Officer), a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen of the Board of Directors, one or more Assistants to the Chairman of the Board of Directors, a Chief Operating Officer, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board of Directors may from time to time determine. Notwithstanding the foregoing, by specific action the Board of Directors may authorize the Chairman of the Board of Directors to appoint any person to any office other than Chairman and may authorize the Chief Executive Officer to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.
25. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.
26. Succession. The officers of the Company will hold office until their successors are elected and qualified. Any vacancy occurring in any office of the Company may be filled by the Board of Directors or by the Chairman of the Board of Directors as provided in Bylaw 24.
27. Authority and Duties. Each of the officers of the Company will have such authority and will perform all duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.
STOCK
28. Certificates. Certificates representing shares of stock of the Company will be in such form as from time to time may be determined by the Board of Directors, subject to applicable legal requirements. The Board of Directors of the Company may provide by resolution that some or all of any class or series of the Company’s shares of stock shall be uncertificated shares. Any physical share certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Company by the Chairman of the Board of Directors and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.
29. Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of any certificates which the Company issues and in the records of the transfer agent if such shares are uncertificated. Any physical share certificates issued by the Company will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.
30. Transfers. Stock of the Company shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.
31. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.
32. Record Dates. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board of Directors adopts the resolution relating thereto.
(c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

INDEMNIFICATION
33. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Certificate of Incorporation, the Company will to the fullest extent permitted by applicable law as then in effect indemnify any person (an “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was or had agreed to become a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Board of Directors or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Bylaw 33 or otherwise.
(b) The right of indemnification provided in this Bylaw 33 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to Proceedings commenced or continuing after the adoption of this Bylaw 33, whether arising from acts or omissions occurring before or after such adoption.
(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bylaw 33 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
34. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in Bylaw 33 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under Bylaw 33 or otherwise, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Bylaw 33.
GENERAL
35. Fiscal Year. The fiscal year of the Company will end on June 30 of each year or such other date as may be fixed from time to time by the Board of Directors.

36. Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
37. Reliance upon Books, Reports and Records. Each Director, each member of a committee designated by the Board of Directors, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
38. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the fact will be excluded, and the day of the event will be included.
39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board of Directors, provided that no amendment adopted by the Board of Directors may vary or conflict with any amendment properly adopted by the stockholders.
40. Certain Defined Terms. Terms used herein with initial capital letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.

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